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EXHIBIT 21.1

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-K
                         SUBSIDIARIES OF THE REGISTRANT

                                         JURISDICTION OF      PERCENTAGE OF
NAME OF SUBSIDIARY                        INCORPORATION         OWNERSHIP
----------------------------------   ----------------------   -------------
Emerson Radio (Hong Kong) Limited.   Hong Kong                    100.0%*
Emerson Radio International Ltd.     British Virgin Islands       100.0%
Emerson Global Limited               British Virgin Islands       100.0%

* One share is owned by a resident director, pursuant to local law.


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